UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2011, RBC Life Sciences, Inc. (the "Company") held its 2011 Annual Meeting of Shareholders (the "Annual Meeting") to elect three Class I directors to serve until the 2014 annual meeting of shareholders, each to hold office until his successor is elected and qualified or until his earlier resignation or removal from office.
At the close of business on April 11, 2011, the record date of the Annual Meeting, the Company had 22,228,834 shares of common stock issued and outstanding. The holders of a total of 15,230,531 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.
All of the Company’s nominees for director were elected by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Andrew V. Howard	11,146,793	4,083,738	5,682,293
Paul R. Miller	15,167,793	62,738	5,682,293
Kenneth L. Sabot	15,115,830	114,701	5,682,293

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2011

RBC Life Sciences, Inc.

By: /s/ Steven E. Brown
Name: Steven E. Brown
Title: Chief Financial Officer